UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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CTIVPSM – AQR INTERNATIONAL CORE EQUITY FUND

(formerly known as CTIVPSM– Pyramis® International Equity Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 19, 2018

As a shareholder of the CTIVPSM – AQR International Core Equity Fund (formerly CTIVPSM – Pyramis® International Equity Fund) (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the replacement of a subadviser. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of a subadviser and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on March 13, 2018, the Board approved, among other things, (i) a change to the name of the Fund from CTIVPSM – Pyramis® International Equity Fund to CTIVPSM – AQR International Core Equity Fund; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and FIAM LLC (d/b/a Pyramis Global Advisors); (iii) a subadvisory agreement between the Investment Manager and AQR Capital Management, LLC (“AQR”); (iv) modifications to the Fund’s principal investment strategies and principal risks to reflect AQR’s investment process and (v) AQR’s compliance program, which included its Code of Ethics. All of these changes went into effect on May 21, 2018.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders of the subadviser change is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least October 17, 2018. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at: (through October 31, 2018) Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or (effective November 1, 2018) Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by July 19, 2019. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to (through October 31, 2018)

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Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or (effective November 1, 2018) Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at (through October 31, 2018) Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or (effective November 1, 2018) Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 1-800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at (through October 31, 2018) Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or (effective November 1, 2018) Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 1-800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-113 A (7/18)

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CTIVPSM – AQR INTERNATIONAL CORE EQUITY FUND

(formerly known as CTIVPSM – Pyramis® International Equity Fund)

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about July 19, 2018. This Information Statement is being made available to shareholders of CTIVPSM – AQR International Core Equity Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions, such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which the Investment Manager believes is (are) best suited to achieve the Fund’s investment objective and implement the Fund’s investment strategies.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed by the Board at its meeting held on June 18-20, 2018.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with a fund’s and the Investment Manager’s policies.

AQR CAPITAL MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENT

Prior to May 21, 2018, the Fund was subadvised by FIAM, LLC (d/b/a Pyramis Global Advisors) (the “Former Subadviser”) since the Fund’s inception in 2010. At a meeting of the Board on March 12-13, 2018 (the “March Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) a change to the name of the Fund from CTIVPSM – Pyramis® International Equity Fund to CTIVPSM – AQR International Core Equity Fund; (ii) the termination of the subadvisory agreement between the Investment Manager and the Former Subadviser; (iii) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and AQR Capital Management, LLC (“AQR”); (iv) modifications to the Fund’s principal investment strategies and principal risks to reflect AQR’s investment process and (v) AQR’s compliance program, including its Code of Ethics. The Subadvisory Agreement and the related changes went into effect on May 21, 2018.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to AQR

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

CTIVPSM – AQR International Core Equity Fund
Net Assets (billions)	Annual rate at each asset level
First $0.5	0.87%
Next $0.5	0.82%
Next $0.5	0.77%
Next $1.5	0.72%
Next $3.0	0.70%
Next $6.0	0.68%
Over $12.0	0.67%

The table above represents the fee rate payable by the Fund to the Investment Manager, which will not change as a result of the changes discussed above.

The Investment Manager, in turn, pays AQR a fee out of its own assets, calculated at the following rates:

•	0.26% on the first $250 million, gradually reducing to 0.205% as assets increase.

Fees paid by the Fund to the Investment Manager for the period from January 1, 2018 to May 18, 2018*	Fees paid by the Investment Manager to the Former Subadviser for the period from January 1, 2018 to May 18, 2018	Estimated fees that
would have been paid by
the Investment Manager
to AQR had the
Subadvisory Agreement
with AQR been in effect
for the period from
January 1, 2018 to
May 18, 2018 and based
on the assets in the Fund
during this time period**	Estimated difference
between the fees paid
to the Former
Subadviser and the
fees that would have
been paid to AQR
for the period from
January 1, 2018 to
May 18, 2018, based
on the assets in the
Fund during this
time period**
CTIVPSM – AQR International Core Equity Fund (fiscal year ended 12/31/17)	$8,809,702	$3,263,364.97	$2,200,414.24	$(1,062,950.72)

*	The Investment Manager uses these fees to pay the subadviser. The amount reflects the former management fee rates, which were 0.93% on the first $500 million, reducing to 0.75% as assets increase, that were in effect for the period from January 1, 2018 to May 1, 2018.
**	These amounts are based on average monthly assets.

INFORMATION ABOUT AQR

AQR was founded in 1998 and is a registered investment advisor with the SEC. AQR is organized as a Delaware limited liability company and is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC (“AQR Holdings”), which has no activities other than holding the interests of AQR. Clifford S. Asness, Ph.D., M.B.A., may be deemed to control AQR through his voting control of the Board of Members of AQR Holdings. AQR offers investment management services to institutional investors, such as pension funds, defined contribution plans, insurance companies, endowments, foundations, family offices and sovereign wealth funds, as well as registered investment advisers, registered investment companies, private banks and private funds. AQR has approximately 20 years of investment management experience. As of March 31, 2018, AQR had approximately $225 billion in assets under management. AQR’s principal offices are located at Two Greenwich Plaza, Greenwich, CT 06830.

The following table provides information on the principal executive officers of AQR:

Name	Title/Responsibilities	Address

Clifford S. Asness	President, Founding and Managing Principal	Two Greenwich Plaza, Greenwich, CT 06830

David G. Kabiller	Founding Principal	Two Greenwich Plaza, Greenwich, CT 06830

John M. Liew	Founding Principal	Two Greenwich Plaza, Greenwich, CT 06830

Bradley D. Asness	Principal and Co-Chief Operating Officer	Two Greenwich Plaza, Greenwich, CT 06830

John B. Howard	Principal, Co-Chief Operating Officer and Chief Financial Officer	Two Greenwich Plaza, Greenwich, CT 06830

H.J. Willcox	Principal and Chief Compliance Officer	Two Greenwich Plaza, Greenwich, CT 06830

William J. Fenrich	Principal and Chief Legal Officer	Two Greenwich Plaza, Greenwich, CT 06830

Michele L. Aghassi	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Gregor M. Andrade	Principal	Two Greenwich Plaza, Greenwich, CT 06830

William Cashel	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Jeff Dunn	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Suzanne Escousse	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Andrea Frazzini	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Jacques A. Friedman	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Jen Frost	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Jeremy M. Getson	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Marco Hanig	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Brian K. Hurst	Principal	Two Greenwich Plaza, Greenwich, CT 06830

John J. Huss	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Antti Ilmanen	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Ronen Israel	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Roni Israelov	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Michael A. Katz	Principal	Two Greenwich Plaza, Greenwich, CT 06830

David Kupersmith	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Oktay Kurbanov	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Ari Levine	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Stephen J. Mellas	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Michael A. Mendelson	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Tobias Moskowitz	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Lars N. Nielsen	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Yao Hua Ooi	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Christopher Palazzolo	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Neal Pawar	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Lasse H. Pedersen	Principal	Two Greenwich Plaza, Greenwich, CT 06830

Scott Richardson	Principal	Two Greenwich Plaza, Greenwich, CT 06830

AQR does not manage any other mutual funds with the same strategy that is used for the Fund.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the March Meeting, the Board, including all of the Independent Trustees, unanimously approved the proposals to (i) terminate the subadvisory agreement between the Investment Manager and the Former Subadviser;

(ii) change the name of the Fund from CTIVPSM – Pyramis® International Equity Fund to CTIVPSM – AQR International Core Equity Fund; (iii) approve the Subadvisory Agreement between the Investment Manager and AQR; (iv) modify the Fund’s principal investment strategies and principal risks to reflect AQR’s investment process; and (v) approve AQR’s Code of Ethics and compliance program.

At the March Meeting, independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board considered and approved advisory and subadvisory agreements for annual renewal purposes at the June 19-21, 2017 meeting (the June 2017 Meeting) and, in that connection, independent legal counsel discussed the Board’s responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with AQR.

The Board held discussions with the Investment Manager and AQR and reviewed and considered various written materials and oral presentations in connection with the evaluation of AQR’s proposed services, including the reports regarding the fees and terms of the proposed Subadvisory Agreement, and from the Fund’s Chief Compliance Officer, with respect to the code of ethics and compliance program of AQR. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with AQR.

Nature, Extent and Quality of Services to be provided by AQR

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by AQR as the subadviser for the Fund, as well as the history, reputation, expertise, resources and capabilities, and the qualifications of the personnel of AQR. The Board observed that AQR’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined to be reasonably designed to prevent violations of the federal securities laws in AQR’s performance of services for the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of AQR and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board also recalled the information provided by the Investment Manager regarding AQR’s personnel, risk controls, philosophy, and investment processes. The Board also noted the presentation by AQR to the full Board.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement. Independent legal counsel noted that the proposed Subadvisory Agreement was generally similar in scope to subadvisory agreements applicable to other subadvised funds. The Board noted AQR’s experience managing and/or subadvising registered mutual funds. In this regard, the Board also considered the proposed termination of the Former Subadviser as subadviser to the Fund and the Investment Manager’s rationale for the termination and the retention of AQR to replace the Former Subadviser.

Investment Performance of AQR

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under the investment management and subadvisory agreements. The Board considered AQR ’s investment performance, noting that it outperformed the Former Subadviser over 1-, 3-, 5- and 10-year periods.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that AQR was in a position to provide a high quality and level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to AQR would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board also considered the proposed reduction in management fee rates for the Fund (which was also approved at the March Meeting) that would result in estimated annual savings for Fund shareholders of approximately $440,000. The Board also considered the expected change in total profitability of the Investment Manager and its affiliates in connection with the hiring of AQR and concluded that overall the Investment Manager’s profitability levels remained within the reasonable ranges of profitability levels reported at the June 2017 Meeting.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board observed that fees to be paid under the proposed Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s Management Agreement continues to provide for sharing of economies of scale as investment management fees decline as assets increase at pre-established breakpoints. The Board further considered that the proposed Subadvisory Agreement with AQR provides for lower fees as assets increase at pre-established breakpoints. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund, which services are not proposed to change as a result of the replacement of the Former Subadviser. The Board noted the reduced management fee rates approved at the March Meeting. The Board concluded that the Fund’s Management Agreement continues to provide adequately for sharing of economies of scale.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid under the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services to be provided.

On March 13, 2018, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement. In reaching this conclusion, no single factor was determinative.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to (through October 31, 2018) Columbia Management Investment

Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or (effective November 1, 2018) Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

As of May 31, 2018, the Investment Manager, through its affiliated fund-of-funds and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co of New York (located at 20 Madison Avenue Extension, Albany, NY 12203), owned 93.20% of the outstanding shares of the Fund.

As of May 31, 2018, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at (through October 31, 2018) Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or (effective November 1, 2018) Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by telephone at 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at (through October 31, 2018) Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or (effective November 1, 2018) Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by telephone at 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6546-114 A (7/18)